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                                                                     Exhibit 2.2


                              AMENDED AND RESTATED
                               GUARANTY AGREEMENT

     THIS AMENDED AND RESTATED GUARANTY AGREEMENT, effective as of February 28, 2002 (the "Amended and Restated Guaranty Agreement"), is given by

     QIAGEN Sciences, Inc, a Maryland Corporation ("Guarantor"); and extended to

     QIAGEN GmbH, a German limited liability company (the "Lender"), party to that certain amended and restated promissory note of even date herewith in the original principal amount of Forty Three Million Four Hundred Seventy Five Thousand and No/100 Dollars ($43,475,000.00) (such amended and restated promissory note, as the same may be further modified or amended from time to time, being hereinafter referred to as the "Note") from QIAGEN North American Holdings, Inc., a California corporation (the "Borrower") to the Lender.

     This Amended and Restated Guaranty Agreement is made by Guarantor, and accepted by Lender, in full substitution of the Guaranty Agreement, dated November 5, 2001, made by Guarantor and extended to Lender, guaranteeing the Borrower's obligation under the Note to repay the principal amount of Fifty Million Euros (EUR 50.000.000) (the "Original Guaranty"). This Amended and Restated Guaranty constitutes a modification of the amount and currency of Guarantor's obligations under the Original Guaranty, and does not cancel such obligations.

     NOW, THEREFORE, in consideration of the obligation of the Lender to make the loan contemplated by the Note, and for other good and valuable consideration, receipt whereof is hereby acknowledged, Guarantor hereby agrees as follows:

     1. Guaranty Agreement of Payment. Guarantor hereby unconditionally guarantees to the Lender by way of an independent guaranty the payment up to an amount of Forty Three Million Four Hundred Seventy Five Thousand and No/100 Dollars ($43,475,000.00) when due, by acceleration or otherwise, of the Obligations. For the purposes hereof, the term "Obligations" means any and all obligations and liabilities under the Note, now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, held or acquired, as such Obligations may be modified, extended, renewed or replaced from time to time. The guaranty of Guarantor as set forth in this section is a guaranty of payment and not of collection.

        Guarantor shall effect payment hereunder to the Lender within fifteen
(15) days upon the Lender's demand and confirmation that the amount claimed from Guarantor is equal to the monies which the Borrower has not paid when due.

     2. Release of Collateral, Parties Liable, etc. Guarantor agrees that the whole or any part of any security now or hereafter held for the Obligations may be exchanged, compromised, released or surrendered from time to time; that the Lender shall not have any obligation to protect, perfect, secure or insure any liens now or hereafter held for the Obligations or the properties subject thereto; that the time or place of payment of the Obligations may be changed or extended,

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in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that the Borrower may be granted indulgences generally; that any provisions of the Note or any other documents executed in connection with this transaction may be modified, amended or waived; that any party liable for the payment of the Obligations may be granted indulgences or released; and that any deposit balance for the credit of the Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before and/or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by Guarantor, who shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     3. Waiver of Rights. Guarantor expressly waives: (a) notice of acceptance of this Amended and Restated Guaranty Agreement by the Lender and of all extensions of credit to the Borrower by the Lender; (b) presentment of any of the Obligations; (c) protest and notice of dishonor or of default to Guarantor or to any other party with respect to the Obligations or with respect to any security therefor; and (d) notice of the Lender obtaining, amending, substituting for, releasing, waiving or modifying any security interest, liens, or the encumbrances now or hereafter securing the Obligations, or a Lender's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances; (e) all other notices to which Guarantor might otherwise be entitled; and (f) any right to assert against the Lender, as a defense, counterclaim, set-off or cross-claim, any defense (legal or equitable), set-off, counterclaim or claim which Guarantor may now or hereafter have against the Lender or the Borrower, but such waiver shall not prevent Guarantor from asserting against the Lender in a separate action, any claim, action, cause of action, or demand that Guarantor might have, whether or not arising out of this Amended and Restated Guaranty Agreement.

     4. Primary Liability of Guarantor. Guarantor agrees that this Amended and Restated Guaranty Agreement may be enforced by the Lender without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Borrower under the Note or any collateral now or hereafter securing the Obligations or otherwise, and Guarantor hereby waives the right to require the Lender to proceed against the Borrower or any other person (including a co-guarantor) or to require the Lender to pursue any other remedy or enforce any other right. Guarantor further agrees that it shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Lender in respect of the Obligations shall remain outstanding and until all of the commitments of Lender, if any, under the Note shall have expired or been terminated. Guarantor further agrees that nothing contained herein shall prevent the Lender from suing the Borrower with respect to its obligations under the Note or foreclosing its security interest in or lien on any collateral now or hereafter securing the Obligations or from exercising any other rights available to the Lender under the Note if neither the Borrower nor Guarantor timely performs the obligations of the Borrower thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of Guarantor's obligations hereunder unless as a result thereof the Obligations shall have been paid in full and any all commitments have expired or been terminated; it being the purpose and intent of Guarantor that Guarantor's obligations hereunder shall be absolute, irrevocable, independent and unconditional under any and all circumstances. Neither Guarantor's obligations under this Amended and Restated Guaranty Agreement nor any

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remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Obligations. Guarantor acknowledges that the term "Obligations" as used herein includes any payments made by the Borrower to the Lender and subsequently recovered by the Borrower or a trustee for the Borrower pursuant to the Borrower's bankruptcy or insolvency and that the guaranty of Guarantor hereunder shall be reinstated to the extent of such recovery.

     5. Attorneys' Fees and Costs of Collection. If at any time or times hereafter the Lender employs counsel to pursue collection, to intervene, to sue for enforcement of the terms hereof or of the Note or any other of the credit documents, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding relating to this Amended and Restated Guaranty Agreement, the Note or any other of the credit documents related to the Note, then in such event, all of the actual and reasonable attorneys' fees relating thereto shall be an additional liability of Guarantor to the Lenders hereunder, payable on demand.

     6. Right of Set-Off. After the occurrence of any default or event of default under the Note, the Lender may set-off any matured obligation owed by Guarantor under this Amended and Restated Guaranty Agreement (to the extent beneficially owned or held by the Lender) against any obligation (whether or not matured) owed by the Lender to Guarantor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Lender may set-off in any amount estimated by it in good faith to be the amount of that obligation.

     7. Term of Guarantee. This Amended and Restated Guaranty Agreement shall continue in full force and effect until the Obligations are fully and indefeasibly paid, performed and discharged, and all commitments of the Borrower under the Note have expired or been terminated. This Amended and Restated Guaranty Agreement covers the Obligations whether presently outstanding or arising subsequent to the date hereof including all amounts advanced by any Lender in stages or installments. Notwithstanding the foregoing, this Amended and Restated Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by a Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made. Guarantor warrants and represents to the Lender that (i) Guarantor has the power and authority to enter into this Amended and Restated Guaranty Agreement and to perform its obligations hereunder and has by proper corporate action duly authorized the execution and delivery of this Amended and Restated Guaranty Agreement, (ii) this Amended and Restated Guaranty Agreement is binding upon and enforceable against Guarantor in accordance with its terms and (iii) the execution and delivery of this Amended and Restated Guaranty Agreement does not violate or constitute a breach of the charter documents or by-laws of Guarantor or any agreement to which Guarantor is a party or of any applicable laws.

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     8. Further Representations and Warranties. Guarantor agrees that the Lender will not have any obligation to investigate the financial condition or affairs of the Borrower for the benefit of Guarantor nor to advise Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower which might come to the knowledge of the Lender at any time, whether or not the Lender knows or believes or has reason to know or believe that any such fact or change is unknown to Guarantor or might (or does) materially increase the risk of Guarantor as a guarantor or might (or would) affect the willingness of Guarantor to continue as a guarantor with respect to the Obligations.

     9. Additional Liability of Guarantor. If Guarantor is or becomes liable for any indebtedness owing by the Borrower to the Lender by endorsement or otherwise other than under this Amended and Restated Guaranty Agreement, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Amended and Restated Guaranty Agreement had not existed and Guarantor's liability hereunder shall not be in any manner impaired or reduced thereby.

     10. Cumulative Rights. All rights of the Lender hereunder or otherwise arising under any documents executed in connection with or as security for the Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Lender and without affecting or impairing the liability of Guarantor.

     11. Usury. Notwithstanding any other provisions herein contained, no provision of this Amended and Restated Guaranty Agreement shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay pursuant to any applicable law. In the event any such interest is collected, it shall be applied in reduction of Guarantor's obligations hereunder, and the remainder of such excess collected shall be returned to Guarantor once such obligations have been fully satisfied.

     12. The Lender. Guarantor shall pay (i) all actual and reasonable out-of-pocket expenses of the Lender in connection with the administration of this Amended and Restated Guaranty Agreement and the transactions hereunder, any waiver or consent hereunder or any amendment hereof or any default or alleged default hereunder, or (ii) if default occurs, all out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel, actually incurred in connection with such default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, Guarantor shall indemnify and defend the Lender and its respective directors, officers, agents, employees and affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened relating to this Amended and Restated Guaranty Agreement, including, but without limitation, amounts paid in settlement, court costs, and fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings. The foregoing indemnification shall survive the repayment of the Obligations and the termination of this Amended and Restated Guaranty Agreement. Guarantor hereby releases the Lender from any liability for any act or omission relating to this Amended and Restated Guaranty Agreement, except such as may result from the Lender's gross negligence or willful misconduct.

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     13. Successors and Assigns. This Amended and Restated Guaranty Agreement
shall be binding on and enforceable against Guarantor and its successors and assigns; provided that, Guarantor may not assign or transfer any of its obligations hereunder without prior written consent of the Lender. This Amended and Restated Guaranty Agreement is intended for and shall inure to the benefit of the Lenders and each and every person who shall from time to time be or become the owner or holder of any of the Obligations, and each and every reference herein to "Lender" shall include and refer to each and every successor or assignee of a Lender at any time holding or owning any part of or interest in any part of the Obligations. This Amended and Restated Guaranty Agreement shall be transferable and negotiable with the same force and effect, and to the same extent, that the Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by the Lender of any of the Obligations the legal holder or owner of the Obligations (or a part thereof or interest therein thus transferred or assigned by the Lender) shall (except as otherwise stipulated by the Lender in its assignment) have and may exercise all of the rights granted to the Lender under this Amended and Restated Guaranty Agreement to the extent of that part of or interest in the Obligations thus assigned or transferred to said person. Guarantor expressly waives notice of transfer or assignment of the Obligations, or any part thereof, or of the rights of the Lender hereunder. Failure to give notice will not affect the liabilities of Guarantor hereunder.

     14. Application of Payments. The Lender may apply any payments received by it from any source against that portion of the Obligations (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as it may deem appropriate subject to the terms and provisions of the Note.

     15. Modifications. This Amended and Restated Guaranty Agreement and the provisions hereof may be changed, discharged or terminated only by an instrument in writing signed by Guarantor and the Lender

     16. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party: (a) at its address or facsimile number set forth on the signature pages hereof, or (c) at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation slip is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section.

     17. Severability. In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Amended and Restated Guaranty Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

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     18. Governing Law; Submission to Jurisdiction; Venue; Waiver of
Jury Trial; etc.
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         (a) THIS AMENDED AND RESTATED GUARANTY AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND. Guarantor hereby submits to the non-exclusive jurisdiction of the United States District Court for Maryland or the courts of the State of Maryland in Montgomery County for the purposes of any legal action or proceeding with respect to this Amended and Restated Guaranty Agreement. Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that such proceeding has been brought in an inconvenient form. Guarantor hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address for notices to Guarantor specified in Section 16 above or in any other matter permitted by law. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against Guarantor in any other jurisdiction.

         (b) GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDED AND RESTATED GUARANTY AGREEMENT.

         (c) All payments made by Guarantor hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency, or other official, excluding (i) taxes measured by or imposed upon the overall net income or receipts of Lender, and all franchise taxes, branch taxes, taxes on doing business, or taxes on the overall capital or net worth of Lender, in each case imposed in lieu of or in addition to net income taxes, or (ii) any taxes arising after the date hereof solely as a result of or attributable to Lender changing any applicable lending office after the date that such Lender becomes a party hereto, imposed (A) by the jurisdiction under the laws of which a Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located, or any political subdivision thereof; or (B) by reason of any connection between the jurisdiction imposing such tax and the Lender, applicable lending office, branch or affiliate other than a connection arising solely from a Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Amended and Restated Guaranty Agreement. If any such non excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non Excluded Taxes") are required to be withheld from any amounts payable to Lender hereunder, (1) the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Amended and Restated Guaranty Agreement, provided however, that Guarantor shall be entitled to deduct and withhold any Non Excluded taxes and shall not be required to increase any such amounts payable to Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to, on or before the date of any payment by Guarantor under this Amended and Restated Guaranty Agreement to the Lender, deliver to Guarantor the appropriate forms certifying that it is entitled to receive payments under

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this Amended and Restated Guaranty Agreement without deduction or withholding of any United States federal income taxes and that it is entitled to an exemption from United States backup withholding tax, whenever any Non Excluded Taxes are payable by Guarantor, and (2) as promptly as reasonably practicable thereafter Guarantor shall send to the Lender a certified copy of an original official receipt received by Guarantor showing payment thereof. If Guarantor fails to pay any Non Excluded Taxes when due to the appropriate taxing authority, or fails to remit required receipts or other required documentary evidence, Guarantor shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of such failure.

     19. Headings. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provisions hereof.

     20. Counterparts. This Amended and Restated Guaranty Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each constituting an original, but all together one and the same instrument.

     IN WITNESS WHEREOF, Guarantor has caused this Amended and Restated Guaranty Agreement to be duly executed under seal by its duly authorized officers as of the date first above written.

Date: February 28, 2002                              QIAGEN Sciences, Inc.
                                                     19825 Executive Park Circle
                                                     Germantown, Maryland 20874

                                                     By: /s/ Michael Burgett
                                                        --------------------
                                                        Michael Burgett
                                                        Vice President



                              ACCEPTANCE BY LENDER:

     The foregoing Amended and Restated Guaranty Agreement is hereby accepted by Lender in full substitution for the Original Guaranty (as defined herein). The Original Guaranty is hereby canceled.

Executed as of February 28, 2002

QIAGEN GmbH

By: /s/ Peer Schatz
   -----------------------
   Peer Schatz
   Chief Financial Officer